EX-FILING FEES

CALCULATION OF FILING FEE TABLES

S-3

MORGAN STANLEY

Submission Type: 424B2

SEC File No. 333-293641

Final Prospectus: True

N/A

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $1,445,000.00. The prospectus is a final prospectus for the related offering.